                                                                    Exhibit 21.1


                              LIST OF SUBSIDIARIES


                                                            Jurisdiction             Percent Owned
Name of Subsidiary                                        of Incorporation           by Registrant
------------------                                        ----------------           -------------
ACTIVE

NUR Media Solutions S.A.                                       Belgium                   100%

NUR Europe S.A.                                                Belgium                   100%

NUR America Inc.                                              Delaware                   100%

NUR Macroprinters (Shanghai) Co., Ltd.                          China                    100%

NUR Pro Engineering Ltd.                                       Israel                     50%

Stillachem S.A.                                                Belgium                  50.1%

NUR Asia Pacific Ltd.                                         Hong Kong                  100%

INACTIVE

NUR Middle East & Africa Ltd.                                  Israel                    100%

NUR Hungaria KFT (1)                                           Hungary                   100%

Good-Lux S.A. (1)                                            Luxembourg                  100%

M.B.T. (NUR) Industries Ltd.                                   Israel                    100%

NUR Print Technologies (1993) Ltd.                             Israel                    100%




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(1)  Represents the percentages of ownership of NUR Media Solutions S.A. in these subsidiaries.